SECOND AMENDMENT TO LINE LETTER AND CONSENT

This SECOND AMENDMENT TO LINE LETTER AND CONSENT, dated as of August 3, 2012 (this "Second Amendment"), is between ABN AMRO CAPITAL USA LLC (the "Lender"), and A-Mark Precious Metals, Inc. (the "Company").

WITNESSETH:

WHEREAS, the Lender and the Company are parties to a Line Letter dated as of April 21, 2011 (as amended, the "Line Letter"; capitalized terms used herein having the meanings given to them in the Line Letter unless otherwise defined herein); and

WHEREAS, the Company and the Lender desire to amend the Line Letter.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment and Consent.

1.1 The Line Letter is hereby amended, effective on the date of execution and delivery of this Second Amendment by the parties hereto, as follows:

(a) The first paragraph is amended by deleting "$35,000,000" and substituting "$40,000,000".

(b) Paragraph (f)(iii) of Appendix A is amended in its entirety to read as follows:

"(iii) not permit at any time during the period through January 31, 2013 the ratio of (i) total obligations and liabilities of the Company to banks, financial institutions and affiliates thereof (including, without limitation, contingent obligations with respect to undrawn letters of credit), to (ii) Working Capital of the Company to exceed 5.0 to 1.0, provided that such ratio shall be changed to a maximum of 6.0 to 1.0 during such period through January 3 1, 2013 if the closing of the purchase by Spectrum Group International Inc. ("SGI") of the equity interests in SGI and the Company owned by Afinsa Bienes Tangibles, SA and Auctentia SL shall occur; and not permit such ratio at any time after January 31, 2013 to exceed 5.0 to 1.0."

1.2 The Lender hereby consents to the payment by the Company of dividends in any amount during calendar year 20 12, provided that before and after giving effect to each such dividend payment, (A) no Event of Default shall have occurred and be continuing or would exist after giving effect thereto, (B) the Lender shall not have (x) declared the Company's obligations to be due and payable pursuant to the Loan Documents or (y) demanded payment of cash collateral or any other obligations hereunder or thereunder, (C) the ratio set forth in paragraph (t)(iii) of Appendix A to the Line Letter shall not exceed 5.0 to 1.0 after giving effect thereto and (D) the Company shall have delivered to the Lender a certificate of its chief financial or other comparable senior officer certifying compliance with the covenants in this Agreement and clause (C) above and absence of any Event of Default aftcr giving effect to such payment.

Section 2. Effect of Amendment; Ratification; Representations; etc.

(a) On and after the date hereof, when counterparts of this Second Amendment shall have been executed by all parties hereto,

(i) this Second Amendment shall be a part of the Line Letter, (ii) all references to the Line Letter in the Line Letter and the other Loan Documents shall be deemed to refer to the Line Letter as amended by this Second Amendment, and (iii) the term "this Agreement", and the words "hereof", "herein", "hereunder" and words of similar import, as used in the Line Letter, shall mean the Line Letter as amended hereby.

(b) Except as expressly set forth herein, this Second Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Line Letter, as amended hereby, and the Line Letter, as amended hereby, is hereby ratified, approved and confirmed in all respects.

(c) In order to induce the Lender to enter into this Second Amendment, the Company represents and warrants to the Lender that before and after giving effect to the execution and delivery of this Second Amendment:

(i) the representations and warranties of the Company set forth in the Line Letter and in the other Loan Documents are true and correct, and

(ii) no Event of Default or event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default has occurred and is continuing.

Section 3. New York Law.

This Second Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to New York conflicts of laws principles.

Section 4. Severability.

If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 5. Counterparts.

This Second Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement. Signatures of the parties may appear on separate counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this second Amendment to be duly executed as of the day and year first above written.

No amendment, modification, termination, waiver or discharge, in whole or in part, of this Note, nor consent to any departure by the undersigned therefrom, shall be effective unless the same shall be in writing and signed by the undersigned and the Lender. Any such amendment, modification, termination, waiver, discharge or consent shall be effective only in the specific instance and for the purpose for which given. No amendment, modification, termination, waiver, discharge or consent by the Lender shall, of itself, entitle the undersigned to any other or further amendment, modification, termination, waiver, discharge or consent in similar or other circumstances. No notice to or demand on the undersigned in any case shall, of itself: entitle it to any other or further notice or demand in similar or other circumstances.

The undersigned hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor and any or all other notices or demands in connection with the delivery, acceptance, performance, defilUIt or enforcement of this Note.

This Note replaces but does not constitute payment or satisfaction of, or a novation of the Promissory Note dated April 21,2011, in the original principal amount of Thirty-Five Million Dollars (U.S.$35,000,000), executed by the undersigned to the order of the Lender.

IN WITNESS WHEREOF, the parties hereto have caused this second Amendment to be duly executed as of the day and year first above written.